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                                   PROMISSORY NOTE


$16,903.08                                                       August 5, 1994

          For value received, Morris Bishop, Jr. ("Executive") promises to pay on August 5, 1994 to the order of U.S. Aggregates, Inc., a Delaware corporation (the "Company"), at its offices in Clemson, South Carolina, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $16,903.08. This Note was issued pursuant to and is subject to the terms of the Senior Management Agreement (the "Agreement"), dated as August 5, 1994, between the Company and Executive.

          Interest will accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 8% per annum or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable; provided, however, interest shall cease to accrue upon the date on which a Repurchase Notice is delivered to Executive pursuant to Section 3(c) of the Agreement.

          The amounts due under this Note are secured by a pledge of 1,692 shares of the Company's Common Stock. The payment of the principal amount of this Note is subject to certain offset rights under the Senior Management Agreement.

          In the event Executive fails to pay any amounts due hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

          Executive, or his successor and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder.

          This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois.


                                       /s/ Morris Bishop, Jr.
                                       ----------------------
                                       Morris Bishop, Jr.